[*] = Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 10.5.2

Amendment Agreement

This Agreement (“Amendment Agreement”) is made and effective this 8th day of November 2002, by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“STANFORD”), and BAYHILL THERAPEUTICS, INC., (formerly named Tolerion, Inc.) having a principal place of business at 3400 West Bayshore Road, Palo Alto, CA 94303-4227 (“BAYHILL”).

Recitals

WHEREAS, STANFORD and BAYHILL entered into an Agreement dated February 1, 2002 (“Existing Agreement”) relating to BAYHILL’S licensing, development and commercialization of certain Inventions and Technology owned by STANFORD;

WHEREAS, STANFORD and BAYHILL are desirous of amending the Existing Agreement to provide for BAYHILL’S responsibility and control of the patent prosecution of the Licensed Patents and to conform the definition of the Licensed Field of Use to the breadth of the Technology and Inventions described by the Licensed Patents;

NOW, THEREFORE, the parties agree as follows:

1.    Pursuant to paragraph 20 of the Existing Agreement, the parties agree to modify paragraphs 2.2 and 5.3. Paragraph 5.3 is modified to provide for BAYHILL’S taking responsibility for and controlling the prosecution of the Licensed Patents with STANFORD having the right to review and comment. Paragraph 5.3 is amended as follows:

LICENSEE’S Diligent Efforts. LICENSEE shall be responsible for and shall control, [*], the preparation, filing, prosecution and maintenance of the Licensed Patent(s). LICENSEE shall diligently and promptly apply for, seek prompt issuance of, and maintain (including payment of annuities to keep foreign applications in force) during the term of this Agreement, the Licensed Patents. LICENSEE desires that foreign filings be made on the Inventions and STANFORD shall work closely with LICENSEE to ensure that such filings are made timely and in the order of priority reasonably requested by LICENSEE. LICENSEE shall or shall cause the patent counsel to give STANFORD an opportunity to review and comment on the text of each patent application within the Licensed Patents before filing, and shall or shall cause the patent counsel to provide STANFORD with a copy of such patent application as filed, together with notice of its filing date and serial number. STANFORD shall cooperate with LICENSEE, and shall make reasonable efforts to execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of the Licensed Patents. In the event that LICENSEE desires to abandon any patent or patent application within the Licensed Patents, or take any action that would substantially effect the scope or validity of the rights under such patent or patent application, LICENSEE shall provide notice to STANFORD a reasonable time before such abandonment or other action and review it with STANFORD as reasonably requested, and incorporate reasonable comments by STANFORD thereon. A patent or patent application within the Licensed Patents may only be abandoned upon the mutual written agreement of the parties, provided, however, no such mutual written agreement is required when a patent application is abandoned for the purpose of filing a continuing application. LICENSEE shall instruct patent counsel that STANFORD is the assignee of all Licensed Patents and therefore is a client on all matters relating to the prosecution of the Licensed Patents but LICENSEE is responsible for and shall control the prosecution of Licensed Patents as provided in this Section 5.3. All Original Letters Patents issuing on Inventions shall be maintained at STANFORD.

2.    The definition of the “Licensed Field of Use” as set forth in paragraph 2.2 of the Existing Agreement is hereby modified to conform the definition of the Licensed Field of Use to the breadth of the Technology and Inventions described by the Licensed Patents. Paragraph 2.2 is amended as follows:

“Licensed Field of Use” means therapeutics for treatment, including but not limited to prophylaxis, of human or animal diseases by the administration of an autoantigen [*] and diagnostics for the diseases treated by such administration. The autoantigen may be administered in the form of, for example, [*].

3.    All other terms and conditions of the Existing Agreement shall remain in full force and effect except for modification necessary to reflect the transfer of responsibility and control of the patent prosecution to BAYHILL and the change in the definition of the Licensed Field of Use to the breadth of the Technology and Inventions described by the Licensed Patents.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katharine Ku
Name	Katharine Ku
Title	Director, Technology Licensing
Date	November 13, 2002

BAYHILL THERAPEUTICS, INC.

Signature	/s/ John P. Walker
Name	John P. Walker
Title	Chairman—CEO
Dated	11/08/02

[*] = Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.